For More Information
Investor Contacts:

Jack A. Pacheco
Senior Vice President & Chief Financial Officer
SMART Modular Technologies
510-624-8134

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-4962
suzanne@blueshirtgroup.com

SMART Modular Technologies Reports First Quarter of Fiscal 2007 Results
Net Sales of $237.2 Million
Gross Profit of $37.9 Million, up 24% vs. Year Ago Quarter
GAAP Diluted EPS of $0.23, up 35% vs. Year Ago Quarter

FREMONT, CA – December 19, 2006 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the first quarter of fiscal 2007.

First Quarter Fiscal 2007 Results versus First Quarter Fiscal 2006:

•	Net Sales of $237.2 Million, up 50%

•	Gross Profit of $37.9 Million, up 24%

•	GAAP diluted EPS of $0.23, up 35%

Net sales for the first quarter of fiscal 2007 were $237.2 million, up 20% compared to $197.0 million for the fourth quarter of fiscal 2006, and up 50% compared to $158.3 million for the first quarter of fiscal 2006.

Gross profit for the first quarter of fiscal 2007 was $37.9 million, up 13% compared to $33.5 million for the fourth quarter of fiscal 2006, and up 24% compared to $30.6 million for the first quarter of fiscal 2006.

GAAP net income for the first quarter of fiscal 2007 was $14.6 million, or $0.23 per diluted share, compared to net income of $15.7 million, or $0.25 per diluted share for the fourth quarter of fiscal 2006, and $9.3 million, or $0.17 per diluted share for the first quarter of fiscal 2006.

Non-GAAP net income for the first quarter of fiscal 2007 and 2006 did not exclude any items from GAAP earnings, and was therefore the same as GAAP results, totaling $14.6 million and $9.3 million or $0.23 and $0.17 per diluted share, respectively. Non-GAAP net income for the fourth quarter of fiscal 2006 was $11.9 million, or $0.19 per diluted share. For the fourth quarter of fiscal 2006, non-GAAP financial results have been adjusted to exclude a $3.8 million tax benefit due to a deferred tax assets’ valuation allowance release. Please refer to the “Non-GAAP Information” below for further detail.

SMART ended the first quarter of fiscal 2007 with $94.0 million in cash and cash equivalents.

“We are pleased to deliver results that exceeded the high end of our revised guidance as we continue our track record of profitable growth,” stated Iain MacKenzie, President and CEO of SMART. “Our value-add customer application focus has continued to bring us success in leveraging our strengths as the largest independent OEM focused manufacturer of electronic subsystems. Additionally, we have made progress in our revenue diversification strategy with another key design win in our Embedded and Display Group. We believe that this design win, in conjunction with a number of requests for evaluation samples of our XceedPC and XceedNP product families should fuel the growth of our non-memory businesses as we broaden our product offerings and expand into the high growth Embedded and Display markets.”

Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.

For the second quarter of fiscal 2007, SMART estimates net sales will be in the range of $230 to $240 million, gross profit will be in the range of $37 to $38 million, GAAP diluted net income per share will be in the range of $0.20 to $0.21, and the shares used in computing diluted net income per ordinary share will be in the range of 63.6 million to 64.0 million. In addition, GAAP diluted net income per share for fiscal 2007 will be in the range of $0.88 to $0.90.

Conference Call Details

SMART’s first quarter, fiscal 2007 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Tuesday, December 19, 2006. The call may be accessed US toll free by calling (888) 552-9483 or US toll by calling (630) 395-0017. Please join the conference call at least ten minutes early in order to register. The passcode for the call is “SMART”. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, January 2, 2007, by dialing (800) 945-7436. Callers outside the U.S. and Canada may access the replay by dialing (402) 220-3567.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial performance, technical capabilities, business strategies and product plans.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, memory IC packaging and other production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including non-GAAP net income and non-GAAP diluted net income per ordinary share.  Non-GAAP financial results do not include restructuring costs, impairment charges and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance.  By excluding these charges, as well as the related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period.  These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods.  The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.

(Unaudited)
(In thousands)

	Three Months		Three Months
	Ended	Three Months	Ended
	November 30,	Ended	November 30,
	2006	August 31, 2006	2005
Net income	$14,553	$15,721	$9,346

Add:
Tax benefit from deferred tax assets’ valuation allowance release, net of tax	—	(3,776)	—
Non-GAAP net income.	$14,553	$11,945	$9,346

Shares used in computing diluted net income per ordinary share	63,488	63,308	53,738

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure and network processing applications. SMART’s Display Products Group designs, manufactures and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

-Tables to Follow-

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	November 30,	November 30,
	2006	2005
	(In thousands, except per share data)
Net sales	$237,170	$158,262
Cost of sales*	199,258	127,661

Gross profit	37,912	30,601

Operating expenses:
Research and development	4,040	3,468
Selling, general and administrative	14,254	12,902
Advisory service agreements’ fees	—	750

Total operating expenses*	18,294	17,120

Income from operations	19,618	13,481
Interest expense, net	(2,087)	(2,982)
Other income (expense), net	(71)	131

Total other expense, net	(2,158)	(2,851)

Income before provision for income taxes	17,460	10,630
Provision for income taxes	2,907	1,284

Net income	$14,553	$9,346

Net income per ordinary share, basic	$0.25	$0.19

Shares used in computing basic net income per ordinary share	58,663	49,071

Net income per ordinary share, diluted	$0.23	$0.17

Shares used in computing diluted net income per ordinary share	63,488	53,738

*Stock-based compensation by category:
Cost of sales	$113	$30
Research and development	272	95
Selling, general and administrative	564	311

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	November 30,	August 31,
	2006	2006
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$94,005	$85,620
Accounts receivable, net of allowances of $2,805 and $2,592 as of November 30, 2006 and August 31, 2006, respectively	229,168	208,652
Inventories	81,498	65,902
Prepaid expenses and other current assets	15,867	17,531

Total current assets	420,538	377,705
Property and equipment, net	26,775	25,971
Goodwill	3,187	3,187
Other non-current assets	16,165	19,593

Total assets	$466,665	$426,456

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$192,895	$169,349
Accrued expenses and other current liabilities	27,845	27,325

Total current liabilities	220,740	196,674
Long-term debt	81,250	81,250
Other long-term liabilities	1,637	1,637

Total liabilities	303,627	279,561

Shareholders’ equity:
Ordinary shares	10	10
Additional paid-in capital	86,599	85,251
Deferred stock-based compensation	(492)	(555)
Accumulated other comprehensive income	451	272
Retained earnings	76,470	61,917

Total shareholders’ equity	163,038	146,895

Total liabilities and shareholders’ equity	$466,665	$426,456

END